Van Kampen Harbor Fund
                          Item 77(O) 10F-3 Transactions
                         January 1, 2006 - June 30, 2006



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Amgen  2/14/    -     $100.0 $2,500,   6,500    0.26%  0.18%   Citigr  Merril
  Inc     06             0    000,000                            oup,      l
 Note                                                           JPMorg   Lynch
 0.375                                                           an,
 01Feb                                                          Lehman
 2013                                                           Brothe
                                                                 rs,
                                                                Merril
                                                                  l
                                                                Lynch
                                                                & Co.,
                                                                Morgan
                                                                Stanle
                                                                  y,
                                                                 Bear
                                                                Stearn
                                                                s & Co
                                                                Inc.,
                                                                Credit
                                                                Suisse

                                                                Merril
                                                                  l
 Level  6/7/0    -     $100.0 $300,00  1,300,    0.39%  0.39%   Lynch   Merril
   3      6              0     0,000     000                    & Co.,     l
Commun                                                          Credit   Lynch
icatio                                                          Suisse
  ns                                                              ,
 Inc.                                                           Morgan
                                                                Stanle
                                                                  y,
                                                                Citigr
                                                                 oup,
                                                                JPMorg
                                                                  an